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NEWS RELEASE                                                   [GLENAYRE LOGO]

Contact:
Debra Ziola   770 283 2569
Investor.Relations@Glenayre.com

(NASDAQ: GEMS)

                  GLENAYRE ANNOUNCES FIRST QUARTER 2004 RESULTS

ATLANTA, GA -- MAY 3, 2004 -- Glenayre Technologies, Inc. (NASDAQ: GEMS), today reported revenue of $10.2 million for the first quarter of 2004 compared to $15.5 million for the fourth quarter of 2003 and $13.3 million for the first quarter of 2003. The Company attributed the decline in revenue to delays in capital spending by its carrier customers.

Gross margins were negatively impacted by a $2.7 million royalty charge the company recorded as a result of the recent loss of its appeal of the previously reported patent infringement judgment awarded to Philip Jackson. As a result, gross margins, exclusive of depreciation, from continuing operations were 21 percent for the first quarter of 2004 compared to 41 percent for the fourth quarter of 2003 and 53 percent for the first quarter of 2003.

The Company reported a loss from continuing operations of ($5.9) million for the first quarter of 2004, or ($0.09) per share, which compares to a loss of ($1.6) million, or ($0.02) per share, for the fourth quarter of 2003 and a loss of ($5.8) million, or ($0.09) per share, for the first quarter of 2003.

Including discontinued operations, the Company reported a net loss of ($4.2) million, or ($0.06) per share, for the first quarter of 2004, compared to net income of $12.1 million, or $0.18 per share, for the fourth quarter of 2003 and a net loss of ($4.5) million, or ($0.07) per share, for the first quarter of 2003.

During the first quarter of 2004, the Company recorded income from its discontinued paging operations of $1.7 million, primarily due to a $1.3 million reduction in its tax liability for the discontinued operations. This reduction in the tax liability was primarily a result of receiving a favorable assessment for several prior tax years relating to one of the Company's foreign entities.

As of March 31, 2004, the Company reported a total cash and short-term investments balance of $94.1 million, compared to $98.9 million at December 31, 2003 and $97.6 million at March 31, 2003. The Company expects to use these funds for a variety of purposes, including potential acquisitions, normal capital and operating expenses relating to the continued operations, and disbursements relating to the liabilities associated with its discontinued paging operations.

The Company had remaining liabilities of $8.9 million related to the discontinued operations at March 31, 2004. These liabilities consist of lease commitments, litigation costs related to the Vancouver facility and other estimated costs associated with exiting the paging business and meeting customer contractual obligations. The Company anticipates that approximately $3 to



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$4 million of the $8.9 million of liabilities related to the discontinued
operations will be disbursed in 2004, and the remainder in 2005 and beyond.

 "While we are disappointed in the level of carrier spending in the first quarter, we anticipate revenue to increase to the $14 to $15 million range for the second quarter of 2004," commented Bailey. "We are pleased to see encouraging signs of increasing carrier spending on new systems and applications as carriers' need for next generation communications platforms intensifies."

Bailey continued, "We have not lost sight of our goal of returning to profitability. We remain confident that our strong cash position, combined with the launch of the Versera ICE platform will enable us to take full advantage of the emerging recovery of the telecom industry." Bailey said, "We are confident that we will begin to see results from our investment in the development of the Versera ICE next generation messaging platform as carriers make decisions about migration to next generation platforms in the next six to twelve months."

"Glenayre also recently announced the appointment of Bruce Bales as president of the Company's Messaging Business," said Bailey. "Bruce brings years of industry experience to Glenayre, and his leadership and vision will facilitate the launch and further development of Versera ICE as well as the continuing evolution of our business."

The company indicated that it has seen growing interest in its new partner-based solutions as well. Glenayre recently delivered its MMSc and SMSc systems, based on technology provided by TeleDNA, to carriers in Europe and North America, and the Company has received orders for the company's new Missed Call Notification application powered by Dynamicsoft.



ABOUT GLENAYRE

Glenayre is a global provider of enhanced services and messaging solutions for service providers including wireless, fixed network, ISP and broadband. Glenayre systems are designed on open platforms with a standards-based architecture supporting IP and traditional telephony networks for an evolution from 2G to 2.5G and 3G services. More than 200 service providers in over 60 countries have deployed Glenayre messaging solutions for voice, fax and e-mail messaging, including one number services, voice navigation and voice dialing, mailbox out-dialing and one-button call return. Glenayre, headquartered in Atlanta, Georgia, has been providing carrier-grade communications solutions for the global market for over 40 years. For more information, please visit www.Glenayre.com.


SAFE HARBOR STATEMENT

This news release contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company's current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. These results and uncertainties are discussed in the Company's most recently filed Annual Report on Form 10-K. These factors include, but are not limited to, restructuring activities; effective convergence of technologies; potential market changes resulting from rapid technological advances; competition; variability of quarterly results and dependence on key customers; volatility of stock price and risk of delisting from the NASDAQ National Market; ability to attract and retain key personnel; proprietary technologies; potential changes in government regulation; potential acquisitions and strategic investments; continuation and expansion of third party agreements; litigation; international business risks and continued terrorist attacks, war or other civil disturbances.

                                      # # #

               Glenayre, Versera and the Glenayre logo are trademarks of Glenayre Electronics, Inc.



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                  GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                                                            MARCH 31, 2004     DECEMBER 31, 2003
                                                                            --------------     -----------------
                                                                              (UNAUDITED)
ASSETS
Current Assets:
Cash and cash equivalents                                                      $  55,550             $  65,853
Short-term investments                                                            38,509                33,007
Restricted cash                                                                    3,188                 3,148
Accounts receivable, net                                                           6,079                 9,769
Inventories, net                                                                   7,653                 5,828
Other current asset, discontinued operations                                       3,340                 3,374
Prepaid expenses and other current assets                                          3,185                 3,180
                                                                               ---------             ---------
    Total Current Assets                                                         117,504               124,159
Property, plant and equipment, net                                                 8,677                 8,365
Other assets                                                                         787                   831
                                                                               ---------             ---------
TOTAL ASSETS                                                                   $ 126,968             $ 133,355
                                                                               =========             =========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable                                                               $   4,340             $   3,142
Deferred revenue                                                                   4,519                 4,369
Accrued liabilities                                                               19,230                20,695
Accrued liabilities, discontinued operations                                       6,074                 7,567
                                                                               ---------             ---------
    Total Current Liabilities
                                                                                  34,163                35,773
Other liabilities                                                                  3,727                 4,000
Accrued liabilities, discontinued operations - noncurrent                          2,875                 3,350
Stockholders' Equity:
Preferred stock, $.01 par value; authorized: 5,000,000 shares,
    no shares issued and outstanding                                                  --                    --
Common stock, $.02 par value; authorized: 200,000,000 shares,
    outstanding: 2004 - 66,573,424 shares; 2003 - 66,384,928 shares                1,331                 1,327
Contributed capital                                                              362,456               362,273
Accumulated deficit                                                             (277,584)             (273,368)
                                                                               ---------             ---------
    Total Stockholders' Equity                                                    86,203                90,232
                                                                               ---------             ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $ 126,968             $ 133,355
                                                                               =========             =========



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                  GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                    THREE MONTHS ENDED
                                                                          MARCH 31,
                                                                 -------------------------
                                                                   2004             2003
                                                                 --------         --------
REVENUES:
  Product sales                                                  $  5,837         $  9,407
  Service revenues                                                  4,357            3,936
                                                                 --------         --------
    Total Revenues                                                 10,194           13,343
                                                                 --------         --------
COST OF REVENUES (EXCLUSIVE OF DEPRECIATION
  SHOWN SEPARATELY BELOW):
    Cost of sales                                                   5,856            3,716
    Cost of services                                                2,147            2,601
                                                                 --------         --------
      Total Cost of Revenues                                        8,003            6,317
                                                                 --------         --------
GROSS MARGIN (EXCLUSIVE OF DEPRECIATION
    SHOWN SEPARATELY BELOW):                                        2,191            7,026
OPERATING EXPENSES:
    Selling, general and administrative expense                     4,303            7,956
    Provision for doubtful receivables, net of recoveries             (92)            (168)
    Research and development expense                                3,421            5,209
    Restructuring expense                                              37              222
    Depreciation expense                                              397              144
                                                                 --------         --------
      Total Operating Expenses                                      8,066           13,363
                                                                 --------         --------
OPERATING LOSS                                                     (5,875)          (6,337)
                                                                 --------         --------
OTHER INCOME (EXPENSES):
    Interest income                                                   275              458
    Interest expense                                                 (209)             (33)
    Gain (loss) on disposal of assets, net                             (6)              14
    Other gain (loss), net                                            (52)              93
                                                                 --------         --------
      Total Other Income                                                8              532
                                                                 --------         --------
LOSS FROM OPERATIONS BEFORE INCOME TAXES                           (5,867)          (5,805)
    Provision for income taxes                                         34               28
                                                                 --------         --------
LOSS FROM CONTINUING OPERATIONS                                    (5,901)          (5,833)
INCOME FROM DISCONTINUED OPERATIONS
    (NET OF INCOME TAX/BENEFIT)                                     1,685            1,306
                                                                 --------         --------
NET LOSS                                                         $ (4,216)        $ (4,527)
                                                                 ========         ========

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE:
Loss from continuing operations                                  $  (0.09)        $  (0.09)
Discontinued operations                                              0.03             0.02
                                                                                  --------
Net loss per weighted average common share                       $  (0.06)        $  (0.07)
                                                                 ========         ========

INCOME (LOSS) PER COMMON SHARE --- ASSUMING DILUTION:
Loss from continuing operations                                  $  (0.09)        $  (0.09)
Discontinued operations                                              0.03             0.02
                                                                 --------         --------
Net loss per weighted average common share                       $  (0.06)        $  (0.07)
                                                                 ========         ========




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                  GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                              THREE MONTHS ENDED MARCH 31,
                                                                 2004             2003
                                                               --------         --------
                                                                    (IN THOUSANDS)
NET CASH USED IN OPERATING ACTIVITIES                          $ (4,273)        $ (9,054)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment                       (715)          (1,416)
  Investment in short-term securities                            (5,502)          (6,685)
                                                               --------         --------
NET CASH USED IN INVESTING ACTIVITIES                            (6,217)          (8,101)
                                                               --------         --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock                                          187              124
  Purchase of treasury stock                                         --              (34)
                                                               --------         --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                           187               90
                                                               --------         --------

NET DECREASE IN CASH AND CASH EQUIVALENTS                       (10,303)         (17,065)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                 65,853           64,116
                                                               --------         --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                     $ 55,550         $ 47,051
                                                               ========         ========

SUPPLEMENTAL DATA:

RECONCILIATION OF CASH AND CASH EQUIVALENTS TO CASH AND
 SHORT-TERM INVESTMENTS

Cash and cash equivalents                                      $ 55,550         $ 47,051
Short-term investments                                           38,509           50,569
                                                               --------         --------
CASH AND SHORT-TERM INVESTMENTS                                $ 94,059         $ 97,620
                                                               ========         ========